Exhibit 99.1

Uber and Rivian Partner to Deploy up to 50,000 Fully Autonomous Robotaxis

●	Uber to invest up to $1.25 billion in Rivian through 2031, subject to the achievement of autonomous performance milestones

●	Uber, or its fleet partners, expected to purchase 10,000 fully autonomous R2 robotaxis with the option to purchase up to 40,000 more in 2030

●	Initial commercial deployments planned for San Francisco and Miami in 2028, scaling to 25 cities through 2031

SAN FRANCISCO & IRVINE, Calif., March 19, 2026 - Rivian Automotive, Inc. (NASDAQ: RIVN) and Uber Technologies, Inc. (NYSE: UBER) today announced a partnership to help accelerate both companies’ autonomous vehicle plans, expecting to deploy 10,000 fully autonomous R2 robotaxis in the first phase of R2 robotaxi deployment. Initial deployments are expected to begin in San Francisco and Miami in 2028 and will expand to 25 cities by 2031.

Uber will invest up to $1.25 billion in Rivian through 2031, subject to the achievement of certain autonomous milestones by specific dates, building towards a scaled, fully-autonomous fleet of Rivian R2 robotaxis, which will be available exclusively through the Uber platform. An initial $300 million investment has been committed to following signing, subject to regulatory approval.

Should all milestones be achieved, the companies will have deployed thousands of unsupervised Rivian R2 robotaxis across 25 cities in the US, Canada, and Europe by the end of 2031. The companies also have the option to negotiate the purchase of up to 40,000 more autonomous Rivian R2 vehicles beginning in 2030.

RJ Scaringe, Founder and CEO of Rivian said:

“We couldn’t be more excited about this partnership with Uber — it will help accelerate our path to level 4 autonomy to create one of the safest and most convenient autonomous platforms in the world. The scale of Rivian's growing data flywheel coupled with RAP1, our state of the art in-house inference platform, and our multi-modal perception platform make us incredibly excited for the rapid advancement of Rivian autonomy over the next couple of years.”

Dara Khosrowshahi, CEO of Uber said:

“We’re big believers in Rivian’s approach—designing the vehicle, compute platform, and software stack together, while maintaining end-to-end control of scaled manufacturing and supply in the U.S. That vertical integration, combined with data from their growing consumer vehicle base and experience managing the complexities of commercial fleets, gives us conviction to set these ambitious but achievable targets.”

In December 2025, Rivian announced its third-generation autonomy platform, which the company expects to be one of the most powerful combination of sensors and inference compute in a consumer vehicle in North America when launched in R2 in late 2026. Rivian’s third generation autonomy platform includes a multi-modal sensor suite including 11 cameras (65 megapixels), 5 radars and 1 LiDAR. The consumer platform is driven by two of Rivian’s in-house RAP1 chips, capable of 1600 TOPS of AI compute performance. This platform, including advanced connectivity and onboard intelligent data collection, utilizes data from all onboard sensors to power Rivian’s data flywheel with real world data from the customer fleet, including the critical 3D LiDAR point clouds essential to the rapid progression of advanced end-to-end Physical AI.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward- looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the timeline for and total amount of future investments by Uber, the achievement of certain milestones and regulatory approval, the timeline, total purchase, and deployment plans for fully autonomous R2 robotaxis by Uber and its fleet partners, the timeline and geographic location for initial commercial deployments and future scaling, and the expected benefits from the partnership. In some cases you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements use these words or expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in Part I, Item 1A, “Risk Factors” in Rivian’s Annual Report on Form 10-K for the year ended December 31, 2025, and its other filings with the Securities and Exchange Commission. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see Uber’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent quarterly reports, annual reports and other filings filed with the Securities and Exchange Commission from time to time. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contacts:

Rivian Investor Contact
ir@rivian.com

Rivan Media Contact
Harry Porter:
media@rivian.com

Uber Investor Contact

investor@uber.com

Uber Media Contact

press@uber.com

About Rivian:

Rivian (NASDAQ: RIVN) is an American automotive technology company that develops and manufactures category-defining electric vehicles as well as vertically integrated technologies and services. Through innovation across its electrical architecture, end-to-end software, autonomous driving platform, artificial intelligence and propulsion, the company creates vehicles that excel at work and play while accelerating the global transition to zero-emission transportation and energy. Rivian vehicles are manufactured in the United States and are sold directly to consumer and commercial customers. Whether taking families on new adventures or electrifying fleets at scale, Rivian vehicles all share a common goal — preserving the natural world for generations to come.

Learn more about the company, products, and careers at www.rivian.com.

About Uber:

Uber's mission is to create opportunity through movement. We started in 2010 to solve a simple problem: how do you get access to a ride at the touch of a button? More than 72 billion trips later, we're building products to get people closer to where they want to be. By changing how people, food, and things move through cities, Uber is a platform that opens up the world to new possibilities.